EXHIBIT 5.1

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July 21, 2022

Chardan NexTech Acquisition 2 Corp.
17 State Street, 21st Floor

New York, NY 10004

RE: Chardan NexTech Acquisition 2 Corp. –
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Chardan NexTech Acquisition 2 Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-) filed by the Company on July 21, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as may be amended (the “Registration Statement”), by the Company with the Commission under the Securities Act, relating to the registration of 51,147,777 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (the “New Dragonfly Common Stock”), that may become issuable upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 15, 2022, as amended on July 12, 2022 (the “Merger Agreement”), by and among the Company, Bronco Merger Sub, Inc., a Nevada corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Dragonfly Energy Corp., a Nevada corporation (“Dragonfly”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Dragonfly (the “Merger”) with Dragonfly being the surviving corporation and wholly-owned subsidiary of the Company (the “Merger” and the effective time of the Merger, the “Effective Time”). We refer herein to (a) the consummation of the Merger as the “Closing”, (b) the date of the Closing as the “Closing Date” and (c) the Company following effectiveness of the Merger as “New Dragonfly”.

At the Effective Time, among other things, all outstanding shares of Dragonfly Capital Stock (as defined below) and Dragonfly Awards (as defined below) will be cancelled and converted into (i) the right to receive the applicable portion of the Aggregate Merger Consideration (as defined below) and (ii) the right

Chardan NexTech Acquisition 2 Corp.

July 21, 2022

to receive Earnout Shares (as defined below) (to the extent due and issuable) in the following order of priority:

(a)

each outstanding share of Dragonfly Common Stock (as defined below) (after giving effect to the conversion of Dragonfly Preferred Stock into Dragonfly Common Stock pursuant to Dragonfly’s governing documents), in each case outstanding as of immediately prior to the Closing, will be cancelled and exchanged for the right to receive a number of shares of New Dragonfly Common Stock equal to the Exchange Ratio (as defined below) that is applicable to such share (with any resulting fractional share rounded to the nearest whole number);

(b)

outstanding Dragonfly Options (as defined below) will be assumed and converted into options to acquire shares of New Dragonfly Common Stock upon substantially the same terms and conditions as are in effect with respect to each such Dragonfly Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “New Dragonfly Option”), except that (i) such New Dragonfly Option shall provide the right to purchase that whole number of shares of New Dragonfly Common Stock (rounded down to the nearest whole share) equal to the number of shares of Dragonfly Common Stock subject to such Dragonfly Option, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such New Dragonfly Option shall be equal to the exercise price per share of such Dragonfly Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); and

(c)

solely to the extent due and issuable pursuant to the terms of the Merger Agreement, existing holders of Dragonfly Capital Stock will have the right to receive, subject to achieving specified milestones, up to an aggregate of 40,000,000 additional shares of New Dragonfly Common Stock in three tranches based on New Dragonfly’s achievement of certain metrics or trading prices in 2023, 2026 and 2028, as applicable.

As used herein:

(a)

“Aggregate Fully Diluted Dragonfly Common Shares” means, without duplication, (a) the aggregate number of shares of Dragonfly Common Stock that are (i) the Dragonfly Conversion Shares or (ii) issuable upon, or subject to, the exercise of Dragonfly options (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, minus (b) a number of shares of Dragonfly Common Stock equal to (A) the aggregate exercise price of such Dragonfly options divided by (B) the Per Share Merger Consideration;

(b)	“Aggregate Merger Consideration” means 41,500,000 shares of Chardan Common Stock;
(c)	“Dragonfly Capital Stock” refers to shares of Dragonfly Common Stock and Dragonfly Preferred Stock;
(d)	“Dragonfly Common Stock” refers to shares of Dragonfly Common Stock, par value $0.001 per share;
(e)	“Dragonfly Conversion Shares” refers to the aggregate number of shares of Dragonfly Common Stock that are (i) issued and outstanding immediately prior to the Effective Time and (ii) issuable

Chardan NexTech Acquisition 2 Corp.

July 21, 2022

upon the conversion of the Dragonfly Preferred Stock immediately prior to the Effective Time in accordance with the governing documents of Dragonfly

(f)	“Dragonfly Incentive Plan” refers to either or both of Dragonfly’s 2019 Stock Incentive Plan, as amended, and/or Dragonfly’s 2021 Stock Incentive Plan, as amended, as the context requires;
(g)	“Dragonfly Option” refers to an option to purchase Dragonfly stock granted under either Dragonfly Incentive Plan;
(h)	“Dragonfly Preferred Stock” refers to the Series A preferred stock of Dragonfly, par value $0.001 per share;
(i)	“Earnout Consideration” or “Earnout Shares” refers to up to an additional 40,000,000 shares of New Dragonfly Common Stock that may be issued to the Dragonfly stockholders;
(j)

“Exchange Ratio” means the quotient obtained by dividing the number of (a) shares of Chardan Common Stock constituting the Aggregate Merger Consideration, by (b) Aggregate Fully Diluted Dragonfly Common Shares;

Immediately prior to the Effective Time, the Company will amend and restate its amended and restated certificate of incorporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)the Registration Statement;

(b)an executed copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)an executed copy of the Amendment to the Merger Agreement, filed as Exhibit 2.1(a) to the Registration Statement;

(d)an executed copy of a certificate of Jonas Grossman, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(e)the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, and certified pursuant to the Secretary’s Certificate (the “Current Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 13, 2021);

(f)the form of Second Amended and Restated Certificate of Incorporation of New Dragonfly attached as Annex B to the proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of

Chardan NexTech Acquisition 2 Corp.

July 21, 2022

Incorporation and (ii) become effective prior to the issuance of any Registered Shares, and certified pursuant to the Secretary’s Certificate;

(g)the Amended and Restated Bylaws of the Company (the “Current Bylaws”), filed as Exhibit 3.2 to the Registration Statement, and certified pursuant to the Secretary’s Certificate;

(h)the form of Amended and Restated Bylaws of New Dragonfly attached as Annex C to the proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares, and certified pursuant to the Secretary’s Certificate;

(i)certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Merger, and certified pursuant to the Secretary’s Certificate; and

(j)a certificate from the Secretary of State of the State of Delaware, dated July 8, 2022, as to the existence and good standing of the Company in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the A&R Certificate of Incorporation, the A&R Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021).

Chardan NexTech Acquisition 2 Corp.

July 21, 2022

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the Registered Shares are issued pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Merger, (iii) the Merger is consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP